Exhibit 99.1

Media Contact:
Clark Finley, 203-578-2429
cfinley@websterbank.com

WEBSTER SHAREHOLDERS MEETING WILL BE APRIL 22, 2004

     WATERBURY, Conn., February 20, 2004 — Webster Financial Corporation (NYSE: WBS) announced today that its Board of Directors has scheduled the corporation’s annual meeting of shareholders for 4:00 p.m. (Eastern Standard Time) on April 22, 2004 at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut.

     The record date for shareholders to vote at the meeting is February 27, 2004.

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     Webster Financial Corporation is the holding company for Webster Bank and Webster Insurance. With $14.6 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 119 banking offices, 233 ATMs, a Connecticut-based call center and the Internet. Webster Financial Corporation is majority owner of Chicago-based Duff & Phelps, LLC, a leader in financial advisory services. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and Webster Trust Company, N.A.

          For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.